3rdDegree App

3rdDegree: Building connections one conversation at a time.


3rd
Building connections one conversation at a time.
Questions 1/14
What concert did you attend that you hope no one ever finds out about?
Save Game
Submit & Pass

Invest

$100.00 minimum investment

Deadline December 14, 2020

in a month

Unit Price

$12.50

Total Raised

$600

Valuation

$5,000,000

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

Pitch   Updates   Discussion

INTRODUCTION

For singles looking to form a genuine connection and couples looking to maintain theirs, 3rdDegree is the ice-breaking game that facilitates new levels of open communication. It's a connection-building app that takes honesty and vulnerability to create high quality conversations. It encourages face to face communication to build a connection by two people getting to ask we all want to ask but don't think or simply know how to ask.

DEAL HIGHLIGHTS

3rdDegree bridges the gap between initial introductions on dating apps and deeper connections that last by creating meaningful conversations and helps couples stay connected by strengthening their relationship. Partnering with dating apps and relationship-building services, using a Freemium revenue model, 3rdDegree seeks to add value to these apps by:

- increasing user acquisition and retention
- increasing engagement of users
- lifting sales by upselling our services to existing users
- helping singles to build real connections and couples to reconnect

Our target audience is singles on dating apps and married and unmarried couples ages 20-44 in the US, for a total market size of 91.3M

PROBLEM

The COVID-19 pandemic has shaken us up as a culture. For singles, the loneliness and isolation seems even more severe as meeting someone and connecting is even more challenging. Couples with pre-existing conditions are now crumbling under the weight of frustrations resulting from covid time together.

The pandemic emphasized the need for a connection with someone. Divorce rates increased 34% between March and June this year versus last year as couples have struggled to stay connected but simply don't know how to start conversations beyond the mundane[1].

[1] US divorce rates skyrocket amid COVID-19 pandemic

The online dating has thrived during the pandemic with singles busy matching...but they aren't connecting. 50% of relationships formed on dating apps don't make it past 1-2 dates because dating apps fail to help singles while on an actual date to form a connection with their person. So how do you make the connection and maintain it?

Problem



The Problem
How do you build a connection and maintain it?
For Couples
For Singles
Work from home
Less "Me" Time
Job Loss/Furlough
Divorce Rates
Leisure activities canceled
Increased stress
Homeschooling kids
Doubling of household chores
34%
2019
2020
Mar-Jun
Length of Relationships Formed on Dating Apps
1-2 dates, 50.80%
Longer than 1 year, 14.10%
Engaged/Married
Deterioration of couples' relationship quality
50% of relationships formed on dating apps don't make it past 1-2 dates.
Page 3

SOLUTION

For singles looking to form a genuine connection and couples looking to maintain theirs, 3rdDegree is the connection-building app that takes honesty and vulnerability to create high-quality conversations. It encourages face to face communication to build a connection by two people getting to ask the questions we all want to ask but don't think or simply know how to ask.

Solution



3rdDegree App
01 10 categories/14 random question quizzes
02 Over 800 Questions
03 Sign In
04 Send Invite
05 Choose Relationship Level & Category
06 Start the Game
Building connections one conversation at a time.
Sign In
Get Started
Hi Josie!
Schedule & Send Invite
Start Game
My Games
My Requests
Game Rules
Questions 1/14
What concert did you attend that you hope no one ever finds out about?
Save Game
Submit & Pass

Through game-like quizzes that score you based on your effort to open up, you'll have fun finding out new tidbits about your person. With questions that foster a deeper connection to help reveal the true essence of a person, singles can see if they truly are a good match beyond surface level. With couples, the delight of unexpected discoveries of one another motivates them to dig deeper.

BUSINESS MODEL

3rdDegree launched publicly on September 19, 2020 in the Apple and Google app stores. Dating apps use a freemium revenue model and 3rdDegree will do the same. Our goal is to have 100k active subscribing users by June 2022 which would put us at $1.5M annual recurring revenue for that fiscal year and a projection of $5M for 2023.

Business model



Revenue Highlights
Freemium Model
Low Price Barrier
Activate | Retain | Grow
Silver: $1.99/mo*
Gold: $3.99/mo*
Platinum: $5.99/mo*
*Special discounts for 6 & 12 months subscriptions
Revenue Potential
100k Active Users by June 2022
FY 2021: $500K ARR
FY 2022: $1.5M ARR
FY 2023: $5M ARR
Margins: >60%

MARKET

Our goal is to partner with dating apps and relationship-building services. Our target audience is singles and married and unmarried couples ages 20-44 in the US, giving us a total market size 91.3M. Looking at market potential, in 2019, dating apps raked in $912M and couples spent an average of $697 on dates. With our market size of singles on dating apps and couples, that's a $22.2B industry.

Market



Total US Market Size: 91.3M
2019 US Market Size - Ages 20-44
Dating App Users
Unmarried Cohabiting
People - Married Status
30.4
16.1
44.8
in millions
Market Potential
US Mobile Dating Industry
$912M in 2019
+
$21.3B in 2019
(30.5M couples spent on dates)
=
$22.2B

The other competition either promotes conversation via text or is simply another 'screen time' activity that further limits face to face time. What makes 3rdDegree unique is that it's for singles AND couples. It focuses on compatibility, face to face communication and relationship improvement. It also adds the gaming aspect to encourage people to open up in order to win.



Competition: Close but not quite

	Logos	For Singles	For Couples	Interactive Gaming Experience	In-Person Game Mode	Face To Face Communication Focused	Compatibility Focused	Conversation Building	Relationship Improvement	Paid Features	Price	# Of Categories	Categories Based On Relationship Status	Categories Based On Interests
3rdDegree		✓	✓	✓	✓	✓	✓	✓	✓	ad-free, categories, game saves	$1.99	10	✓	✓
50 First Dates Questions		✓			✓	✓		✓		ad-free	one time $0.99			
Dating Questions		✓	✓					✓				10	✓	
Party Qs		✓	✓					✓		unlock categories	$0.99/ category	16		✓
Happy Couple			✓	✓				✓	✓			6		✓
Couple Game			✓	✓					✓	unlock packs	$1.99 - 9.99			✓
Gottem Card Decks			✓					✓	✓			14		✓
Love Nudge			✓	✓					✓					

Competition

PROGRESS

- Registered trademark of word and logo, copyright registration of: bundling of questions, categories & their descriptions, original code, algorithms, and design
- App build completed and live in both Apple and Google app stores
- A Kiwitech portfolio company
- Previous raise of $160k
- Launched publicly on 9/19/20 and as of 11/7, we have 561 registered users.

MEDIA MENTIONS

- LinkedIn - KiwiTech Announces Strategic Partnership with Conversation Building Platform 3rdDegree
- Venture Nashville - Venture Notes - October 19, 2020

TEAM





Shauna Holland

Co-Founder & CEO

Shauna Holland has an Associate's in Paralegal Studies and 15 years of experience in the legal field. She has also owned her own photography business for the last 9 years. Through analyzing and tweaking her business every year, Shauna implemented cost-effective methods and scaled her work, enabling her to operate efficiently while still maximizing profits. She has essentially turned a fun hobby into a supplemental income of $40k+ a year in her spare time, with zero outside investment...while working full-time at a law firm. She also has 7 years experience in the online dating world and met her husband and co-founder on Tinder.

Tony Holland

Co-Founder & COO

Tony Holland has a Bachelor's in Nursing with a focus in psychology. In every job he has had in the past 24 years, Tony has quickly excelled to managerial positions - from large retail stores to restaurants and to nurse manager, running the only comprehensive stroke center in the Southeast.



Christie Roach
CFO

Christie Roach is a Certified Public Accountant and has owned her own accounting firm for the last 15 years, with small businesses as her main clientele.

TESTIMONIALS

User reviews



User Reviews

Heartfelt Conversations in my Relationship! ★★★★★
by Micah Riley - Sep 9, 2020
"8 years into my relationship....the conversations this app has initiated has been the longest and most heartfelt conversations, beyond the mundane, that we've had in quite a while. Possibly ever. This is definitely gonna become a regular thing for us."

Such a good way to get to know your partner more, even after marriage!! ★★★★★
by Brittany - Oct 15, 2020
".....married for almost 5 years.....I enjoy getting to know more about my husband....questions that I've never even thought to ask him, things I never knew!"

Amazing app!!! ★★★★★
by Lulu - Oct 12, 2020
"...used it on a date and I found out so much useful information about him...great way for us to be able to talk and interact without it being awkward."

20 Years ★★★★★
by The Justice Beaver - Sep 23, 2020
"been married for over 20 years now...turns out after 20 years, there was still plenty we didn't know...when we are hanging out in the evening, it's fun to start a game and see where the conversation goes!"

ADVISORS AND INVESTORS

PivotCMO

pivotcmo

Chameleon Collective

chameleon / collective

KiwiTech

KiwiTech
Think Global. Act Mobile.

Rockridge Venture Law

ROCKRIDGE® VENTURE LAW

USE OF PROCEEDS

If the offering's maximum amount of $550,000 is raised:

Use	Value	% of Proceeds
Company Operations	$33,310	6.1%
Marketing	$258,250	47.0%
Employee Salaries	$161,490	29.4%
Legal	$20,000	3.6%
Tech/App Upgrades	$50,000	9.1%
Intermediary fees	$26,950	4.9%

TERMS

This is an offering of Membership Units, under registration exemption 4(a)(6), in 3rdDegree, LLC, doing business as 3rdDegree App. This offering must raise at least $10,000 by December 14, 2020 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. 3rdDegree App may issue additional securities to raise up to $550,000, the offering's *maximum*.

$600 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

444,000 units
× $12.50 per unit

$5,550,000 implied valuation

PITCH DECK


3rdDegree®
Building connections one conversation at a time
Open
Download

FINANCIALS

3rdDegree App's official name is 3rdDegree, LLC, so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook
- Instagram

UPDATES

Oct 13, 2020 • Primary offering of 44,000 shares at $12.50

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